Exhibit 10.24

SECTION 16 OFFICERS

GILEAD SCIENCES, INC.

PERFORMANCE SHARE AWARD AGREEMENT

RECITALS

A. The Corporation has implemented the Plan for the purpose of providing incentives to attract, retain and motivate eligible Employees, Directors and Consultants to continue their service relationship with the Corporation.

B. Participant is to render valuable services to the Corporation (or a Related Entity), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to Participant thereunder.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Corporation’s 2004 Equity Incentive Plan, as amended (the “Plan”). Each Performance Share which vests pursuant to the terms of this Agreement shall provide Participant with the right to receive one or more shares of Common Stock on the designated issuance date. The number of shares of Common Stock subject to the awarded Performance Shares, the applicable performance vesting requirement for those shares, the date on which those vested shares of Common Stock shall become issuable and the remaining terms and conditions governing the Award, including the applicable service vesting requirement, shall be as set forth in this Agreement.

AWARD SUMMARY

Participant	__________________________________

Award Date:	__________, 200__

Designated Number of Performance Shares:	The actual number of shares of Common Stock that may become issuable pursuant to the Performance Shares awarded under this Agreement shall be determined in accordance with the Vesting Schedule below. For purposes of the percentage calculations set forth in the Performance Vesting section of such schedule, the designated number of Performance Shares to be utilized is ______ shares.

Vesting Schedule:	The number of shares of Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two-step process: (i) first the maximum number of shares of Common Stock in which Participant can vest under the Performance Vesting section below shall be calculated on the basis of the level at which each of the Performance Goals specified on attached Schedule I is actually attained and (ii) then the number of shares calculated under clause (i) in which Participant may actually vest shall be determined on the basis of his or her completion of the applicable Continuous Service vesting requirements set forth in Paragraph 3 of this Agreement.

Performance Vesting: Attached Schedule I specifies the two Performance Goals to be attained for the specified Performance Period. Within seventy-five (75) days after the completion of that Performance Period, the Administrator shall determine and certify the actual level of attainment for each Performance Goal. On the basis of that certified level of attainment, the number of Performance Shares will be multiplied by the applicable percentage (which may range from 0% to 200%) determined in accordance with the percentile matrix set forth in Schedule I. The number of shares resulting from such calculation shall constitute the maximum number of shares of Common Stock in which Participant may vest under this Award and shall be designated the “Performance-Qualified Shares.” In no event may the number of such Performance-Qualified Shares exceed 200% of the number of Performance Shares specified in the Number of Performance Shares section above.

To the extent any Performance Goal is attained at a level below the twentieth percentile, a portion of the Performance Shares, as determined in accordance with the percentile matrix set forth in Schedule I, may be forfeited, and any such forfeited Performance Shares shall be immediately cancelled. Participant shall thereupon cease to have any further right, title or interest in the shares of Common Stock underlying those cancelled Performance Shares.

Continuous Service Vesting. The number of Performance-Qualified Shares in which Participant actually vests shall be determined on the basis of his or her satisfaction of the Continuous-Service vesting requirements set forth in Paragraph 3.

Change in Control Vesting. The shares of Common Stock underlying the Performance Shares subject to this Award may also vest on an accelerated basis in accordance with Paragraph 5 should a Change in Control occur prior to the completion of the Performance Period.

Issuance Date:	The shares of Common Stock which actually vest and become issuable pursuant to the terms of this Agreement shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.

2. Limited Transferability. Prior to the actual issuance of the shares of Common Stock which vest hereunder, Participant may not transfer any interest in the Performance Shares subject to this Award or the underlying shares of Common Stock or pledge or otherwise hedge the sale of those Performance Shares or underlying shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the underlying shares of Common Stock. However, any shares of Common Stock which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to record the ownership of any shares of Common Stock which in fact vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by completing the Corporation’s Universal Beneficiary Designation form and filing the completed form with the Plan Administrator or its designee.

3. Continuous Service Requirement. The number of Performance-Qualified Shares calculated in accordance with the Performance-Vesting provisions of Paragraph 1 and attached Schedule I represent the maximum number of shares of Common Stock in which Participant can vest hereunder. The actual number of shares of Common Stock in which Participant shall vest shall be determined as follows:

- If Participant remains in Continuous Service through the date following the completion of the Performance Period on which the Administrator certifies the attained level of the Performance Goals for that Performance Period, Participant shall vest in one hundred percent (100%) of the Performance-Qualified Shares.

- If Participant’s Continuous Service terminates prior to the completion of the Performance Period (or after the completion of the Performance Period but before the date the Administrator certifies the attained level of the Performance Goals for that Performance Period) by reason of death or Permanent Disability, then Participant shall, following the completion of the Performance Period, vest in that number of shares of Common Stock (if any) determined by multiplying the maximum number of Performance-Qualified Shares in which Participant could vest, based on the actual level at which the Performance Goals are attained and certified for the Performance Period, by a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in such Performance Period (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) constituting the entire Performance Period.

- If Participant’s Continuous Service terminates by reason of his or her Retirement at any time after the completion of the first twelve (12) months of the Performance Period but prior to the completion of the entire Performance Period, then Participant shall, following the completion of the Performance Period, vest in that number of shares of Common Stock (if any) determined by multiplying the maximum number of Performance-Qualified Shares in which Participant could vest, based on the actual level at which the Performance Goals are attained and certified for the Performance Period, by a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in such Performance Period prior to his or her Retirement (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) constituting the entire Performance Period.

- If Participant’s Continuous Service ceases for any other reason (including, without limitation, any deemed cessation of Continuous Service under Paragraph 10) prior to the completion of the Performance Period or prior to the date on which the Administrator certifies the attained level of the Performance Goals for that Performance Period, then Participant shall not vest in any of the Performance-Qualified Shares, and all of Participant’s right, title and interest to the shares of Common Stock subject to this Award shall immediately terminate; provided, however, that should a Change in Control occur prior to the completion of the Performance Period, then the provisions of Paragraph 5 shall govern the vesting of the Performance Shares.

4. Stockholder Rights and Dividend Equivalents

(a) The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until Participant becomes the record holder of those shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

(b) Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities (other than Common Stock) or other property, be declared and paid on the outstanding Common Stock while one or more Performance Shares remain subject to this Award (i.e., the underlying shares of Common Stock are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution that would have been paid on the maximum number of shares of Common Stock that can qualify as Performance-Qualified Shares under this Award, had that number of shares been issued and outstanding and entitled to that dividend or distribution. As one or more shares of Common Stock subsequently vest hereunder upon the satisfaction of the applicable vesting requirements, the phantom dividend equivalents credited to those particular shares in the book account shall vest and shall be distributed to Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution or in such other form as the Administrator deems appropriate under the circumstances) concurrently with the issuance of those vested shares. However, such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

(c) To the extent the maximum number of shares of Common Stock that can qualify as Performance-Qualified Shares under this Award are not in fact earned by reason of the levels at which the Performance Goals are actually attained, then the phantom dividend equivalents credited to those unearned shares shall be cancelled, and Participant shall cease to have any right or entitlement to receive any distributions or other amounts with respect to those cancelled dividend equivalents.

(d) Should Participant cease Continuous Service without vesting in one or more of the shares of Common Stock subject to this Award (including any shares which do not otherwise vest at that time after taking into account any applicable vesting acceleration provisions set forth in Paragraphs 3 and 5 of this Agreement), then the phantom dividend equivalents credited to those unvested shares shall be cancelled, and Participant shall thereupon cease to have any further right or entitlement to those cancelled amounts.

5. Change in Control. The following provisions shall apply only to the extent a Change in Control is consummated prior to the completion of the Performance Period and shall have no force or effect in the event the effective date of the Change in Control occurs after the completion of such Performance Period.

(a) Should (i) the Change in Control occur within the first twelve (12) months of the Performance Period and (ii) Participant remain in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the designated number of Performance Shares set forth in Paragraph 1, without any measurement of Performance Goal attainment to date.

(b) Should (i) the Change in Control occur at any time on or after the completion of the first twelve (12) months of the Performance Period and (ii) Participant remain in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the greater of:

(i) the designated number of Performance Shares set forth in Paragraph 1, or

(ii) the number of Performance-Qualified Shares determined by multiplying (A) the number of Performance Shares set forth in Paragraph 1 by (B) the applicable percentage (determined in accordance with the percentile matrix in attached Schedule I) for the levels at which the Performance

Goals are attained over an abbreviated Performance Period ending with the close of the Corporation’s fiscal quarter coincident with or immediately preceding the effective date of the Change in Control.

(c) The provisions of subparagraphs (a) and (b) of this Paragraph 5 shall also apply should Participant’s Continuous Service terminate, by reason of an involuntary termination other than for Cause or his or her resignation due to Constructive Termination, at any time during the period beginning with the execution date of the definitive agreement for the Change in Control transaction and ending with the earlier of (i) the effective date of that Change in Control or (ii) the termination of the definitive agreement without the consummation of the Change in Control; provided, however, that in no event shall Participant become entitled to any shares of Common Stock pursuant to this Paragraph 5 if the Change in Control is not in fact consummated.

(d) Should Participant cease Continuous Service during the Performance Period by reason of death or Permanent Disability and a Change in Control subsequently occur prior to the completion of that Performance Period, then the Participant shall, at the time of such Change in Control, vest in a pro-rated number of shares of Common Stock calculated by multiplying (i) the number of Performance Shares or Performance-Qualified Shares determined in accordance with the applicable provisions of subparagraphs (a) and (b) of this Paragraph 5 by (ii) a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in such Performance Period (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) comprising the portion of the Performance Period ending with the earlier of (i) the effective date of the Change in Control or (ii) the last day of the abbreviated Performance Period (if any) taken into account under Paragraph 5(b)(ii).

(e) Should Participant cease Continuous Service by reason of his or her Retirement at any time after the completion of the first twelve (12) months of the Performance Period but prior to the completion of the entire Performance Period and a Change in Control subsequently occur prior to the completion of that Performance Period, then the Participant shall, at the time of such Change in Control, vest in a pro-rated number of shares of Common Stock calculated by multiplying (i) the number of Performance Shares or Performance-Qualified Shares determined in accordance with the provisions of subparagraph (b) of this Paragraph 5 by (ii) a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in such Performance Period prior to his or her Retirement (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) comprising the portion of the Performance Period ending with the last day of the abbreviated Performance Period (if any) taken into account under Paragraph 5(b)(ii).

(f) The number of shares of Common Stock in which Participant vests on the basis of the Performance Shares or Performance-Qualified Shares determined in accordance with the foregoing provisions of this Paragraph 5 shall be issued on the effective date of such Change in Control or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date. Alternatively, those vested shares of Common Stock shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of the Change in Control, and such consideration shall be distributed to Participant within fifteen (15) business days following the effective date of that Change in Control. Each issuance or distribution made under this Paragraph 5(c) shall be subject to the Corporation’s collection of the applicable Withholding Taxes.

(g) Except for the actual number of shares of Common Stock in which Participant vests in accordance with this Paragraph 5, Participant shall have cease to have any further right or entitlement to any additional shares of Common Stock under this Agreement following the effective date of the Change in Control.

(h) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. In making such equitable adjustments, the Administrator shall take into account any amounts credited to Participant’s book account under Paragraph 4(b) in connection with the transaction, and the determination of the Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the provisions of Paragraph 5 shall be controlling.

7. Issuance or Distribution of Vested Shares or Other Amounts.

(a) Except as otherwise provided in Paragraph 5, the shares of Common Stock in which Participant vests pursuant to the Performance and Continuous Service vesting provisions of Paragraphs 1 and 3 shall be issued following the completion of the Performance Period, in accordance with the following provisions:

(i) If the applicable Performance Period is coincidental with one or more successive complete calendar years, the issuance shall be effected during the period beginning with the first business day of the calendar year immediately succeeding the end of the Performance Period and ending no later than March 15 of that year.

(ii) If the applicable Performance Period ends on a date other than the last day of the calendar year, then the issuance shall be effected as soon as administratively practicable following the completion of that Performance Period, but no later than the later of (A) the last day of the calendar year in which such Performance Period ends or (B the fifteenth (15th) day of third (3rd) calendar month following the last of day of such Performance Period.

(b) The Corporation shall, on the applicable issuance date, issue to or on behalf of Participant a certificate (which may be in electronic form) for the shares of Common Stock in which Participant vests pursuant to the Performance and Continuous Service vesting provisions of Paragraphs 1 and 3 or the special vesting provisions of Paragraph 5 and shall concurrently distribute to the Participant any phantom dividend equivalents with respect to those Shares.

(c) Except as otherwise provided in Paragraph 5, no shares of Common Stock shall be issued prior to the completion of the Performance Period. No fractional shares of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share.

(d) The Corporation shall collect the Withholding Taxes with respect to each distribution of phantom dividend equivalents by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld.

(e) Unless Participant (i) otherwise makes satisfactory arrangements with the Corporation’s Human Resources Department, not later than forty-five (45) days prior to the applicable issuance date of the shares of Common Stock which vest and become issuable hereunder, to pay the applicable Withholding Taxes through the delivery of a check payable to the Corporation in the amount of such Withholding Taxes and (ii) in fact delivers such check to the Corporation not later than that issuance date, the Corporation shall collect the applicable Withholding Taxes through the following automatic share withholding method:

- On the applicable issuance date, the Corporation shall withhold, from the vested shares of Common Stock otherwise issuable to Participant at that time, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however, that the number of shares of Common Stock which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(f) Notwithstanding the foregoing provisions of Paragraphs 7(d) and 7(e), the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which those shares or other amounts vest hereunder. Accordingly, to the extent the applicable issuance date for one or more vested shares of Common Stock or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those shares or other amounts vest, the Participant shall, on or before the last business day of the calendar year in which such shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts. The provisions of this Paragraph 7(f) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).

(g) Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all Performance or Performance-Qualified Shares which vest under the Award shall be made solely in shares of Common Stock.

8. Special Deferral Election. Provided Participant is a U.S. tax resident and subject to Participant’s satisfaction of any applicable Withholding Tax obligations under Paragraph 7, Participant may elect to defer the receipt of any shares of Common Stock which may become issuable to Participant pursuant to the terms of this Agreement, by submitting to the Corporation on a timely basis a deferral election in the form provided for such purpose. Such deferral election must be submitted to the Corporation prior to the last six (6) months of the Performance Period (including any abbreviated Performance Period), and any deferral election submitted within that six (6)-month period shall have no force and effect. In submitting such deferral election, Participant must represent that he or she understands the effect of such deferral under relevant federal, state and local income and employment tax laws, including (without limitation) the fact that Social Security, Medicare and other taxes may be due upon the vesting of the shares of Common Stock notwithstanding the deferral election. In no event may such a deferral election be made after Participant’s cessation of Continuous Service.

9. Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, to the extent this Award may be deemed to create a deferred compensation arrangement under Code Section 409A, then the following limitations shall apply:

- No shares of Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s cessation of Continuous Service shall actually be issued or distributed to Participant until the date of Participant’s Separation from Service or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.

- No shares of Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s cessation of Continuous Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.

10. Leaves of Absence. For purposes of the applying the various Continuous Service vesting provisions of this Agreement, Participant shall be deemed to cease Continuous Service on the commencement date of any leave of absence and not to remain in Continuous Status during the period of that leave, except to the extent otherwise required by law or pursuant to the following policy:

- Participant shall be deemed to remain in Continuous Service status during (i) the first three (3) months of an approved personal leave of absence or (ii) the first seven (7) months of any bona fide leave of absence (other than an approved personal leave) and shall be deemed to cease Continuous Service upon the expiration of the applicable three (3)-month or seven (7)-month period.

- In no event, however, shall Participant be deemed, for vesting purposes hereunder, to remain in Continuous Service beyond the earlier of (i) the expiration date of that leave of absence, unless Participant returns to active Continuous Service or Employee status on or before that date or (ii) the date Participant’s Continuous Service or Employee status actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or disability.

11. Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all Applicable Laws relating thereto.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Corporation’s employee records or shall be delivered electronically to Participant through the Corporation’s electronic mail system or through an on-line brokerage firm authorized by the Corporation to effect sales of the Common Stock issued hereunder. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

14. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to remain in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Related Entity employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Continuous Service at any time for any reason, with or without Cause.

17. Plan Prospectus. The official prospectus for the Plan is available on the Corporation’s intranet at: http://gnet/ HR/stocks_new.asp. Participant may also obtain a printed copy of the prospectus by contacting Stock Administration either through the internet at stockadministration@gilead.com or by telephoning 650-522-5517.

18. Participant Acceptance. Participant must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall any shares of Common Stock be issued under this Agreement in the absence of such acceptance.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GILEAD SCIENCES, INC.

By:
Title:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A. Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.

B. Agreement shall mean this Performance Share Award Agreement.

C. Applicable Laws shall mean the legal requirements related to the Plan and the Award under applicable provisions of the federal securities laws, state corporate and securities laws, the Code, the rules of any applicable Stock Exchange on which the Common Stock is listed for trading, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

D. Award shall mean the award of Performance Shares made to Participant pursuant to the terms of this Agreement.

E. Award Date shall mean the date the Performance Shares are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

F. Board shall mean the Corporation’s Board of Directors.

G. Cause shall have the meaning assigned to such term in Section 11(c) of the Plan.

H. Change in Control shall mean a change in ownership or control of the Corporation effected through the consummation of any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders; or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Corporation’s incorporation or to create a holding company structure pursuant to which the Corporation becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to the formation of such entity. Should such holding company structure or other Parent entity be established for the Corporation, then subparagraph (iv) shall be applied solely to the board of directors of that holding company or Parent entity.

I. Code shall mean the Internal Revenue Code of 1986, as amended.

J. Common Stock shall mean shares of the Corporation’s common stock.

K. Constructive Termination shall have the meaning assigned to such term in Section 11(d) of the Plan.

L. Consultant shall mean any person, including an advisor, who is compensated by the Corporation or any Related Entity for services performed as a non-employee consultant; provided, however, that the term “Consultant” shall not include non-employee Directors serving in their capacity as Board members. The term “Consultant” shall include a member of the board of directors of a Related Entity.

M. Continuous Service shall mean the performance of services for the Corporation or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, Director or Consultant. For purposes of this Agreement, Participant shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation or any Related Entity or (ii) the entity for which Participant is performing such services ceases to remain a Related Entity of the Corporation, even though Participant may subsequently continue to perform services for that entity. In jurisdictions requiring notice in advance of an effective termination of Participant’s service as an Employee, Director or Consultant, Continuous Service shall be deemed to terminate upon the actual cessation of such service to the Corporation or a Related Entity notwithstanding any required notice period that must be fulfilled before Participant’s termination as an Employee, Director or Consultant can be effective under Applicable Laws.

N. Corporation shall mean Gilead Sciences, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Gilead Sciences, Inc. which shall by appropriate action adopt the Plan.

O. Director shall mean a member of the Board.

P. Employee shall mean an individual who is in the employ of the Corporation (or any Related Entity), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Q. Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock (or the closing bid, if no sales were reported), as quoted on the Stock Exchange serving as the primary trading market for the Common Stock, on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

S. Participant shall mean the person to whom the Award is made pursuant to the Agreement.

T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. Performance Goals shall mean the performance goals specified on attached Schedule I which must be attained in order to satisfy the performance vesting requirements for the shares of Common Stock subject to this Award.

V. Performance Period shall mean the period specified on attached Schedule I over which the attainment of the Performance Goals is to be measured.

W. Performance-Qualified Shares shall mean the maximum number of shares of Common Stock in which Participant can vest based on the level at which the Performance Goals for the Performance Period are attained and shall be calculated in accordance with the provisions of this Agreement. In no event shall the number of such Performance-Qualified Shares exceed two hundred percent (200%) of the number of Performance Shares designated in Paragraph 1 of this Agreement.

X. Performance Share shall mean the phantom shares of Common Stock awarded under this Agreement which will entitle Participant to receive one or more actual shares of Common Stock pursuant to this Award upon the satisfaction of the performance and Continuous Service vesting requirements applicable to such Award.

Y. Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Z. Plan shall mean the Corporation’s 2004 Equity Incentive Plan, as amended.

AA. Related Entity shall mean (i) any Parent or Subsidiary of the Corporation and (ii) any corporation in an unbroken chain of corporations beginning with the Corporation and ending with the corporation in the chain for which Participant provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least fifty percent (50%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain.

BB. Retirement shall mean the Participant’s cessation of Employee status on or after the date on which his or her combined age and years of Continuous Service equal or exceed seventy (70) years.

CC. Separation from Service shall mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

DD. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

EE. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

FF. Vesting Schedule shall mean the schedule set forth in Paragraph 1 of the Agreement, pursuant to which the Performance Shares and the underlying shares of Common Stock are to vest upon the satisfaction of the performance and Continuous Service vesting requirements applicable to this Award.

GG. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under of the Award, any phantom dividend equivalents distributed with respect to those shares and any other amounts distributable in replacement or substitution of such shares.

SCHEDULE I

PERFORMANCE GOALS AND PERFORMANCE PERIOD

PERFORMANCE PERIOD

The measurement period for the Performance Shares awarded to Participant shall be the three-year period beginning January 1, 2009 and ending December 31, 2011 (the “Performance Period”)

PERFORMANCE GOALS FOR PERFORMANCE VESTING

Performance Goal One – Total Shareholder Return: The first performance vesting requirement for the Performance Shares awarded to Participant shall be tied to the percentile level at which the total shareholder return (including stock price appreciation and reinvestment of any cash dividends or other stockholder distributions) to the Corporation’s stockholders over the Performance Period stands in relation to the total shareholder return realized for that period by the companies comprising the AMEX BioPharma Index.

For such purpose, the total shareholder return (“TSR”) shall be determined pursuant to the following formula:

TSR = (Ending Stock Price*- Beginning Stock Price**) + Reinvested Dividends***
Beginning Stock Price**

* Ending Stock Price is the average daily closing price per share calculated for all trading days within the entire duration of the Performance Period

** Beginning Stock Price is the average daily closing price per share calculated for all trading days within the 2008 calendar year

*** Reinvested Dividends shall be calculated by multiplying (i) the aggregate number of shares (including fractional shares) that could have been purchased during the Performance Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing selling price per share on the applicable dividend payment date by (ii) the average daily closing price per share calculated for the entire duration of the Performance Period.

Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer’s receipt of consideration.

For companies in the AMEX BioPharma Index which are not on a calendar fiscal year, TSR will be measured on the basis of their four fiscal quarters each year that coincide with the Corporation’s calendar fiscal year.

Should a Change in Control occur during the Performance Period, then TSR will be measured on the basis of daily closing prices and reinvested dividends over an abbreviated Performance Period ending with the Corporation’s last complete fiscal quarter coincident with or immediately preceding the effective date of that Change in Control.

Performance Goal Two – Revenue Growth: The second performance vesting requirement for the Performance Shares shall be tied to the percentile level at which Corporation’s revenue growth for that same 3-year period stands in relation to the revenue growth realized for that period by the companies comprising the AMEX BioPharma Index.

For such purpose, revenue growth shall be determined pursuant to the following formula:

Revenue Growth = (Ending Revenue** - Beginning Revenue*)
Beginning Revenue*

* Ending Revenue is the annual revenue recognized for financial reporting purposes (on a consolidated basis) for the last completed calendar year in the Performance Period.

** Beginning Revenue is the annual revenue recognized for financial reporting purposes (on a consolidated basis) for the 2008 calendar year.

Revenue Growth shall be calculated for the Corporation and each company comprising the AMEX BioPharma Index on a calendar fiscal year basis, whether or not that company is on a calendar fiscal year. Accordingly, for each non-calendar fiscal year company, Ending Revenue shall be measured on the basis of its four fiscal quarters falling within the 2011 calendar year.

Should a Change in Control occur during the Performance Period, then Ending Revenue for the Corporation and each company comprising the AMEX BioPharma Index shall be calculated by multiplying (i) the quarterly revenue for each such company for the fiscal quarter ending coincident with or immediately prior to the effective date of the Change in Control by four (4).

Performance-Qualified Shares: The actual number of Performance-Qualified Shares may range from 0% to 200% of the number of Performance Shares designated in Paragraph 1 of this Agreement, with the actual percentage to be determined on the basis of the percentile level at which the Administrator certifies that each Performance Goal has been attained in relation to the corresponding Performance Goal for the companies comprising the AMEX BioPharma Index; provided, however, that the maximum number of the shares of the Corporation’s common stock that may qualify as Performance-Qualified Shares may not exceed 200% of the number of Performance Shares designated in Paragraph 1 of this Agreement.

Matrix for Determining Number of Performance-Qualified Shares Based on Attained Levels of Performance Goals: The number of shares of the Corporation’s common stock that may qualify as Performance-Qualified Shares on the basis of the certified percentile levels of attainment shall be calculated by multiplying the number of Performance Shares designated in Paragraph 1 of this Agreement by the applicable percentage determined in accordance with the following matrix:

TSR of Corporation vs. AMEX BioPharma Index

≥ 80th percentile	100.0%	110.0%	150.0%	175.0%	200.0%

60th to 79th percentile	75.0%	85.0%	125.0%	150.0%	175.0%

40th to 59th percentile	50.0%	60.0%	100.0%	125.0%	150.0%

20th to 39th percentile	10.0%	20.0%	60.0%	85.0%	110.0%

< 20th percentile	0.0%	10.0%	50.0%	75.0%	100.0%
	< 20th percentile	20th to 39th percentile	40th to 59th percentile	60th to 79th percentile	≥ 80th percentile

Revenue Growth of Corporation vs. AMEX BioPharma Index